QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.40

Annual Incentive Bonus Plan for Fiscal 2015

        On June 26, 2014, the Board of Directors (the "Board") of Flextronics International Ltd. (the "Company") approved the Company's Annual Incentive Bonus Plan for fiscal year 2015. The plan provides its executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-established performance goals. Total bonus opportunities will be based on achievement of annual targets. The plan provides for 50% of the bonus to be based on the achievement of quarterly objectives and 50% to be based on the achievement of annual objectives. Performance goals under the plan will be: revenue growth, earnings per share, operating profit, and return on invested capital targets at the Company level; and revenue growth, operating profit (as a percentage of sales), profit after interest (as a percentage of sales), new business wins and other business-specific business unit targets at the business unit level for certain executives. The plan allows awards to provide for different metrics, target levels and weightings for different executives.

        Under the Annual Incentive Bonus Plan, target award opportunities are set at various percentages of base salary, which will be: 150% of base salary in the case of the Chief Executive Officer; 110% of base salary in the case of the Chief Financial Officer; and between 80% and 110% of base salary in the cases of other officers. Actual payout opportunities for each bonus component will range from a threshold of 50% of target to a maximum of 200% of target for the quarterly payouts and 300% of target for the annual bonuses, in each case based on achievement of the performance measures. If the Company or business unit fails to achieve the threshold level for any performance measure, no payout is awarded for that measure. For purposes of determining achievement of award opportunities, the incentive bonus plan uses adjusted, non-GAAP measures.

QuickLinks

  EXHIBIT 10.40
Annual Incentive Bonus Plan for Fiscal 2015